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                                                                   EXHIBIT 10.13

                                   AMENDMENT
                      TO THE EMPLOYMENT AGREEMENT BETWEEN
             HEALTH SCIENCE PROPERTIES, INC. AND GARY A. KREITZER

          Whereas, the parties hereto desire to amend that certain employment agreement ("Agreement") dated January 5, 1994 between Health Science Properties, Inc. ("HSP") and Gary A. Kreitzer; and

          Whereas, pursuant to section 6.4 of the Agreement, the Agreement may be modified and amended with the written consent of HSP and Gary A. Kreitzer.

          Now Therefore, effective as of January 1, 1997, the Agreement is hereby amended as follows:

     1.   Section 1 of the Agreement is hereby amended to read as follows:

          During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its Senior Vice President and In-House Counsel or in such other capacity consistent with the Officer's current position as a senior executive officer as may be determined by the Board of Directors of the Corporation. Corporation agrees to employ and retain officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report to the President or such other officer as the Board of Directors of Corporation shall direct, and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as a senior executive officer. Officer shall be based at the offices of Corporation in the San Diego, California metropolitan area, except for required travel on Corporation's business.

     2.   Section 2.1 of the Agreement is hereby amended to read as follows:

          2.1 Term. The term ("Term") of this Agreement shall be for a period commencing on January 1, 1997 and ending on December 31, 1998, unless terminated earlier pursuant to this Agreement ("Early Termination Date"). Commencing on December 31, 1998
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          and on each subsequent anniversary thereof, the Term shall be automatically extended for one (1) additional year unless, no later than six (6) months before such date, either party shall have given written notice to the other that it does not wish to extend the Term of this Agreement. References herein to the Term of this Agreement shall refer to both the initial Term and any such extended Term.

     3.   Section 3.1 of the Agreement is hereby amended to read as follows:

          During the Term of this Agreement and subject to the terms and conditions set forth herein, Corporation agrees to pay to Officer an annual "Base Salary" of One Hundred Forty Thousand Dollars ($140,000), or such higher amount as may from time to time be determined by Corporation. Unless otherwise agreed in writing by Officer and Corporation, and subject to subparagraph (b) below, the salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corporation in existence from time to time.


          Except as otherwise provided hereinabove, the Agreement is ratified and affirmed.

          IN WITNESS WHEREOF, this Instrument of amendment is executed this 30th day of July, 1996.

                              HEALTH SCIENCE PROPERTIES, INC.

                              By: /s/ Jerry M. Sudarsky
                                 ---------------------------------


                              GARY A. KREITZER

                              /s/ Gary A. Kreitzer
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